SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 22, 2006, at Panacos Pharmaceuticals, Inc.’s (the “Company”) Annual Meeting of Stockholders, the Company’s stockholders approved an amendment and restatement of the Company’s 2005 Supplemental Equity Compensation Plan (the “2005 Plan”). The primary purposes of the amendment and restatement were to increase the number of shares of the Company’s common stock available for awards under the 2005 Plan by an additional 3,000,000 shares, to an aggregate of 10,369,595 shares reserved for issuance under the 2005 Plan; prevent repricing of awards granted under the 2005 Plan; and extend the expiration date of the 2005 Plan until April 24, 2016. The other material features of the 2005 Plan, as amended and restated, generally remain the same as under the terms of the 2005 Plan previously approved by the Company’s stockholders.

At the Annual Meeting of Stockholders, the Company’s stockholders also approved an amendment and restatement of the Company’s Amended and Restated 1998 Employee Stock Purchase Plan (the “1998 ESPP”) to increase the number of shares of the Company’s common stock which may be sold to eligible employees of the Company under the 1998 ESPP by an additional 25,000 shares, from 40,000 to 65,000 shares, and to extend the expiration date of the 1998 ESPP until April 24, 2016. The other material features of the 1998 ESPP, as amended and restated, remain the same as under the terms of the 1998 ESPP previously approved by the Company’s stockholders.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are furnished with this report:

Exhibit Number	Description
10.1	2005 Supplemental Equity Compensation Plan, as amended and restated.

10.2	Amended and Restated 1998 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.
Dated: June 28, 2006

	By:	/s/ Peyton J. Marshall
Peyton J. Marshall, Ph.D.
Acting Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2005 Supplemental Equity Compensation Plan, as amended and restated.

10.2	Amended and Restated 1998 Employee Stock Purchase Plan.